UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2014

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2014, Web.com Group, Inc. (the “Company”) entered into a Credit Agreement, dated as of September 9, 2014 (the “Credit Agreement”), by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A. and SunTrust Bank, as co-syndication agents, Regions Bank, Fifth Third Bank, Bank of America, N.A., Barclays Bank plc, Wells Fargo Bank, National Association, Royal Bank of Canada, Deutsche Bank Securities Inc. and Compass Bank, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for (i) a five-year $200 million secured term loan facility (the “Term Loan”) and (ii) a five-year secured revolving credit facility that provides up to $150 million of revolving loans (the “Revolving Credit Facility”). The Credit Agreement replaces that certain First Lien Credit Agreement, dated as of October 27, 2011 (as amended and restated as of November 20, 2012, further amended and restated as of March 6, 2013 and further amended as of April 25, 2014, the “Predecessor Credit Agreement”), among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

The Company used the proceeds of the Term Loan and initially borrowed $109.0 million of loans under the Revolving Credit Facility, together with cash on hand, to repay existing loans under the Predecessor Credit Agreement in their entirety and to pay related fees and expenses. In connection with the repayment, the Company terminated the Predecessor Credit Agreement. The Company will use future borrowings under the Revolving Facility, if any, for working capital and general corporate purposes (including acquisitions permitted under the Credit Agreement).

The Term Loan and loans under the Revolving Credit Facility will initially bear interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 2.25% per annum, or the prime lending rate plus an applicable margin equal to 1.25% per annum. The applicable margins for the Term Loan and loans under the Revolving Credit Facility are subject to reduction by 0.25% or 0.50%, or increase by 0.25%, in each case based upon the Company’s consolidated first lien net leverage ratio as of the end of each fiscal quarter. The Company must also pay (i) a commitment fee of 0.40% per annum on the actual daily amount by which the revolving credit commitment exceeds then-outstanding loans under the Revolving Credit Facility, subject to reduction by 0.05% or 0.10% , or increase by 0.05% based upon the Company’s consolidated first lien net leverage ratio, (ii) a letter of credit fee equal to the applicable margin as applied to LIBOR loans under the Revolving Credit Facility and (iii) a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the Revolving Credit Facility.

The Company is permitted to make voluntary prepayments with respect to the Revolving Credit Facility and the Term Loan at any time without payment of a premium. The Company is required to make mandatory prepayments of the Term Loan with (i) net cash proceeds from certain asset sales (subject to reinvestment rights) and (ii) net cash proceeds from certain issuances of debt. Beginning December 31, 2014, the Term Loan will amortize in equal quarterly installments in an aggregate annual amount equal to (i) 2.5% of the original principal amount thereof during the first year of the Term Loan, (ii) 5.0% of the original principal amount thereof during the second year of the Term Loan, (iii) 7.5% of the original principal amount thereof during the third year of the Term Loan, and (iv) 10.0% of the original principal amount thereof during the fourth and fifth years of the Term Loan, with any remaining balance payable on the final maturity date of the Term Loan.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries.

The obligations of the Company and the subsidiary guarantors under the Credit Agreement and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions. The Credit Agreement contains financial covenants that require the Company to not exceed a maximum consolidated first lien net leverage ratio and to maintain a minimum consolidated interest coverage ratio. The Credit Agreement also includes customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibits 10.21 hereto.

A copy of the press release announcing the Company’s entry into the Credit Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02    Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated by reference herein.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.21	Credit Agreement, dated as of September 9, 2014, by and among Web.com Group, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A. and SunTrust Bank., as co-syndication agents, Regions Bank, Fifth Third Bank, Bank of America, N.A., Barclays Bank plc, Wells Fargo Bank, National Association, Royal Bank of Canada, Deutsche Bank Securities Inc. and Compass Bank, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated September 9, 2014, entitled “Web.com Completes Refinancing of Outstanding Credit Facilities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: September 9, 2014
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit
No.	Description

10.21	Credit Agreement, dated as of September 9, 2014, by and among Web.com Group, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A. and SunTrust Bank., as co-syndication agents, Regions Bank, Fifth Third Bank, Bank of America, N.A., Barclays Bank plc, Wells Fargo Bank, National Association, Royal Bank of Canada, Deutsche Bank Securities Inc. and Compass Bank, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated September 9, 2014, entitled “Web.com Completes Refinancing of Outstanding Credit Facilities.”